UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

February 22, 2010

Date of Report (Date of earliest event reported)

The Boeing Company

(Exact Name of Registrant as Specified in Charter)

Delaware	1-442	91-0425694
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

100 N. Riverside, Chicago, IL	60606-1596
(Address of Principal Executive Offices)	(Zip Code)

(312) 544-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee of the Board of Directors of The Boeing Company (the “Company”) approved a restricted stock unit grant for 50,000 units of Boeing common stock (the “Award”) to James F. Albaugh, Executive Vice President, President and Chief Executive Officer, Boeing Commercial Airplanes. The Award was effective on February 22, 2010.

The Award was granted in recognition of Mr. Albaugh’s performance and as a retention vehicle. The Award was made under the Company’s 2003 Incentive Stock Plan (the “2003 Plan”) and is subject to the terms and conditions of the 2003 Plan. The Award will vest 100% and settle in common stock (on a one-for-one basis) on the third anniversary of the grant date and is subject to other terms contained in the Form of Notice of Terms of Restricted Stock Units listed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Form of Notice of Terms of Restricted Stock Units.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By:	/S/ MICHAEL F. LOHR
Michael F. Lohr
Vice President, Corporate Secretary and Assistant General Counsel

Dated: February 26, 2010

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Form of Notice of Terms of Restricted Stock Units.